Exhibit 99.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2012, relating to the financial statements and financial highlights which appear in the December 31, 2011 Annual Report to Shareholders of SunAmerica Focused Alpha Growth Fund, Inc. and our report dated February 28, 2012, relating to the financial statements and financial highlights which appear in the December 31, 2011 Annual Report to Shareholders of SunAmerica Focused Alpha Large-Cap Fund, Inc., which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights,” “Disclosure of Portfolio Holdings Policies and Procedures,” “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 28, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2012, relating to the financial statements and financial highlights which appear in the October 31, 2012 Annual Report to Shareholders of SunAmerica Specialty Series, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights,” “Disclosure of Portfolio Holdings Policies and Procedures” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Houston, Texas

February 28, 2013